Exhibit 21.1

List of Subsidiaries

Nuta Technology Corp

Spherix Portfolio Acquisition II (SPAII)

Guidance IP, LLC

Directional IP, LLC

NNPT, LLC

Spherix Management Services, LLC

Ether Mining Company